Exhibit 99.1

Comscore Announces Strategic Investment by

Charter Communications, Qurate Retail and Cerberus

Investment will accelerate the industry’s shift to census-based audience and impression measurement

New data licenses solidify the future of Advanced Audience Currency for the media industry

Creates ability to shape next generation of advanced audience and advertising measurement

RESTON, VA, January 7, 2021 – Comscore, Inc. (Nasdaq: SCOR) (“Comscore” or the “Company”), a trusted partner for planning, transacting and evaluating media across platforms, today announced investments from Charter Communications, Inc. (together with its affiliates, “Charter”), Qurate Retail, Inc. (“Qurate”) and an affiliate of Cerberus Capital Management, L.P. (“Cerberus”). Specifically, Charter, Qurate and Cerberus each will make a cash investment in exchange for shares of convertible preferred stock (the “Investment,” as more fully described below). Proceeds from the Investment will be used to retire the Company’s existing debt and significantly improve the Company’s financial flexibility and liquidity position.

In connection with the transaction, Charter will provide enhanced access to deidentified and aggregated data sources and rights that provide the Company with richer and more granular consumer-level data sets, to be used in a manner consistent with the companies’ privacy and security policies. This move will accelerate an industry-wide shift to census-based audience viewership, providing advertisers with more reliable audience measurement and analysis. The 10-year Charter license will allow the Company to pursue additional revenue in TV, digital and cross-platform audience and impression-based currency, enhanced addressable advertising capabilities and outcome-based attribution.

Additionally, further accelerating its efforts to provide advertisers with more reliable measurement, Comscore announced that Comcast Cable Communications (“Comcast”, a subsidiary of Comcast Corporation) will be extending its current data agreement with the Company.

Investment Highlights

•	Issuance of convertible preferred stock of $204.0 million ($68.0 million per investor) at $2.47 per share

•	Each investor receives 27.5 million convertible preferred shares

•	Each investor’s voting rights capped at 16.66%

•	Senior secured notes held by affiliates of Starboard Value LP (“Starboard”) and a foreign secured term note, each to be retired in full

•	Shareholder vote expected to be held in first quarter of 2021

Business Highlights

•	Charter and Comcast providing long-term data rights to help accelerate the path to more accurate measurement for brands, agencies and media sellers in a privacy-friendly manner

•	Local markets will have an unprecedented amount of data for media measurement

•	Smaller and independent networks will have access to better viewership measurement

In connection with the Investment, the Company’s convertible debt held by Starboard and the Company’s secured term note each will be repaid in full at the closing of the transaction. Starboard will receive $204.0 million in cash from Investment proceeds, plus accrued interest and 3.15 million common shares. The Investment transaction will require shareholder approval and is subject to customary closing conditions.

As part of the transaction, the Company will enter into an extended data license agreement with Charter, anchoring and expanding the Company’s comprehensive, industry-leading assets, and Charter will treat Comscore as its preferred local measurement partner. In concert with Charter, Comscore plans to drive a new industry standard in media measurement towards impressions-based measurement for the selling and buying of advertising.

Cerberus, through its industry leading technology solutions platform (“CTS”), deploys world-class capabilities in new-form technologies, advanced data and analytics, and programmatic ads and media optimization. CTS’s operating executives bring decades of experience in building and managing data consortia, optimizing and enriching proprietary data assets, and innovating and implementing data driven decisioning solutions.

“This is a watershed moment in our history,” said Bill Livek, Chief Executive Officer, Comscore. “The retirement of debt provides the company with the financial flexibility to execute our plan. The investment and commercial agreements we announced today will supercharge our ability to deliver trusted cross-platform measurement for all customers. We are built to deliver now.”

“The time has finally come for Comscore, with its industry-leading impression-based data sets, to be able to offer advertisers, agencies and inventory owners the kind of granular measurement, attribution and reporting they will need to compete in our high-tech world. As people continue to consume content in different ways and on multiple platforms, our investment in Comscore will further enhance the television industry and Spectrum Reach’s ability to provide marketers and advertisers with effective and measurable data-driven solutions,” said David Kline, Executive Vice President, Charter and President, Spectrum Reach. “More effective audience measurement will help clients to better reach targeted audiences throughout the communities we serve and ensure a greater return on their advertising investment.”

Matt Zames, President of Cerberus, added, “We look forward to partnering with the Comscore management team, Charter and Qurate to build on Comscore’s next phase of transformation and growth. With Comscore’s leading data and analytics capabilities, we are excited to apply our expertise and resources to help build on its portfolio of trusted products and drive value for shareholders.”

Further Detail on Agreements

Charter, Qurate and Cerberus each will receive approximately 27.5 million shares of convertible preferred stock, with each investor’s voting rights capped at 16.66% (on an as-converted basis). The investors will be entitled to an annual cash dividend of 7.5% on their respective Investment amounts and can request a one-time dividend recapitalization transaction after January 1, 2022 of up to 3.0x LTM Adjusted EBITDA, as defined in the transaction documents.

Ownership Structure and Leadership

Upon closing, Comscore will continue to operate as a standalone public company. Each of Charter, Qurate and Cerberus will have the right to designate two seats on the Company’s board of directors, which will be expanded to a total of ten members, subject to applicable independence and qualification requirements.

Advisors

Goldman Sachs & Co. LLC and Evercore served as financial advisors and Vinson & Elkins LLP served as legal counsel to Comscore throughout the process.

Kirkland & Ellis LLP served as legal counsel to Charter, Baker Botts LLP served as legal counsel to Qurate, and Davis Polk & Wardwell LLP served as legal counsel to Cerberus.

Conference Call / Webcast

Tomorrow, January 8, 2021, Comscore will host a conference call and webcast presentation to discuss the transaction at 8:30 a.m. ET. To access this call, dial +1 844-229-7593 (U.S. and Canada) or +1 314-888-4258 (international) and reference Conference ID # 3285173. Participants are advised to dial in at least 15 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the Company’s website at ir.comscore.com/events-presentations.

About Comscore

Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator serving more than 30 million customers in 41 states through its Spectrum brand. Over an advanced communications network, the company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. The company also distributes award-winning news coverage, sports and high-quality original programming to its customers through Spectrum Networks and Spectrum Originals. More information about Charter can be found at corporate.charter.com.

About Cerberus

Founded in 1992, Cerberus is a global leader in alternative investing with over $50 billion in assets across complementary credit, private equity, and real estate strategies. We invest across the capital structure where our integrated investment platforms and proprietary operating capabilities create an edge to improve performance and drive long-term value. Cerberus’s tenured teams have experience working collaboratively across asset classes, sectors, and geographies to seek strong risk-adjusted returns for our investors. For more information about our people and platforms, visit us at www.cerberus.com.

About Qurate

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC (and its subsidiaries, including HSN), Zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as various green energy and other investments.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. Comscore intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive Proxy Statement will be mailed to Comscore’s shareholders when available. Before making any voting or investment decision with respect to the proposed transaction, shareholders of Comscore are urged to read the definitive Proxy Statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to Comscore’s Investor Relations team at press@comscore.com or by calling 646-746-0579.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on May 29, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore’s expectations, plans and opinions regarding the proposed transaction; the Company’s commercial agreements with Charter and Comcast; future data rights and sources; development of an industry standard or currency; accuracy and reliability of data; retirement of debt; improvements in liquidity and financial flexibility; shareholder approval; shareholder value; revenue opportunities and growth; and post-transaction board composition. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in the Investment or commercial agreement terms, failure to receive any required government authorizations, failure to obtain shareholder approval, failure to obtain required customer, vendor or debtholder consents, delays in closing the transaction, changes in the Company’s business, external market conditions, the impact of the Covid-19 pandemic and related government mandates, and Comscore’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Press Contacts

Comscore

Neil Ripley

Comscore, Inc.

(646) 746-0579

press@comscore.com

Charter

Maureen Huff

Vice President, Corporate Communications

203-428-0300

Maureen.Huff@Charter.com

Cerberus

Torrey Leroy

646-885-3029

media@cerberus.com

Qurate

Courtnee Chun

courtnee@libertymedia.com

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